Exhibit 4.37
Private & Confidential

Dated            October 2007

SUPPLEMENTAL AGREEMENT
relating to a Loan of up to US$68,000,000
ADVENTURE EIGHT S.A.
ADVENTURE FIVE S.A.
ADVENTURE SEVEN S.A.
and
ADVENTURE SIX S.A.
provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1
Arranger, Agent, Security Agent and Account Bank
HSH NORDBANK AG
Swap Provider
HSH NORDBANK AG

Contents

Clause		Page
1	Definitions	2

2	Consent of the Creditors	2

3	Amendments to each release	3

4	Representations and warranties	3

5	Conditions	4

6	Relevant Parties’ confirmation	5

7	Expenses	5

8	Miscellaneous and notices	6

9	Applicable law	6

Schedule 1 Names and addresses of the Banks		7

Schedule 2 Documents and evidence required as conditions precedent		8

Schedule 3 New Intercreditor Deed		10

Schedule 4 Amended and restated Loan Agreement		11

THIS SUPPLEMENTAL AGREEMENT is dated       October 2007 and made BETWEEN:
(1)	ADVENTURE EIGHT S.A., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 (the “Adventure Eight Borrower”);

(2)	ADVENTURE FIVE S.A., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 (the “Adventure Five Borrower”);

(3)	ADVENTURE SIX S.A., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 (the “Adventure Six Borrower”);

(4)	ADVENTURE SEVEN S.A., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 (the “Adventure Seven Borrower” and, together with the Adventure Eight Borrower, the Adventure Five Borrower and the Adventure Six Borrower, the “Borrowers”);

(5)	HSH NORDBANK AG, a company incorporated under the laws of Germany having its registered office at Gerhart-Hauptmann Platz 50, Hamburg, Germany as arranger (the “Arranger”);

(6)	HSH NORDBANK AG, a company incorporated under the laws of Germany having its registered office at Gerhart-Hauptmann Platz 50, Hamburg, Germany as agent (the “Agent”);

(7)	HSH NORDBANK AG, a company incorporated under the laws of Germany having its registered office at Gerhart-Hauptmann Platz 50, Hamburg, Germany as security agent (the “Security Agent”);

(8)	HSH NORDBANK AG, a company incorporated under the laws of Germany having its registered office at Gerhart-Hauptmann Platz 50, Hamburg, Germany as account bank (the “Account Bank”);

(9)	HSH NORDBANK AG, a company incorporated under the laws of Germany having its registered office at Gerhart-Hauptmann Platz 50, Hamburg, Germany as swap provider (the “Swap Provider”);

(10)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as lenders (the “Banks”);

(11)	FREESEAS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the “Corporate Guarantor”); and

(12)	FREE BULKERS S.A., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 (the “Manager”).
WHEREAS:
(A)	this agreement is supplemental to a loan agreement dated 27 June 2007 (the “Principal Agreement”) made between (1) the Borrowers as joint and several borrowers, (2) the Banks, (3) the Agent, (4) the Security Agent, (5) the Account Bank, (6) the Arranger and (7) the Swap Provider relating to a loan of up to Sixty eight million Dollars ($68,000,000), of which the principal amount outstanding at the date hereof is Forty two million seven hundred and thirty six thousand two hundred and fifty Dollars ($42,736,250), advanced or (as the context may require) to be advanced by the Banks to the Borrowers, jointly and severally, for the purpose of (inter alia) financing part of the cost of acquisition of the Ships;

(B)	the Borrowers have requested that the Banks agree to the substitution of two (2) of the Ships (which have not been acquired yet) under the Principal Agreement with two other ships; and

(C)	this Agreement now sets out the terms and conditions upon which the Creditors shall, at the request of the Borrowers, consent to the substitution of such Ships.
NOW IT IS HEREBY AGREED as follows:
1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Effective Date” means the date, being no later than 31 October 2007, on which the Agent notifies the Borrowers in writing that the Agent has received the documents and evidence specified in clause 5 and schedule 2 in a form and substance satisfactory to it;

“Loan Agreement” means the Principal Agreement as amended and restated by this Agreement;

“New Intercreditor Deed” means the deed executed or (as the context may require) to be executed between (inter alios) the Borrowers, the Manager, the Corporate Guarantor, the Security Agent and the Junior Lender in the form set out in schedule 3;

“Relevant Documents” means this Agreement and the New Intercreditor Deed; and

“Relevant Parties” means, together, the Borrowers, the Corporate Guarantor and the Manager or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement

References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended and restated by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clause 1.4 of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to “this Agreement” were references to this Agreement.

2	Consent of the Creditors

Each of the Creditors, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 4, agrees with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 31 October 2007 of the conditions contained in clause 5 and schedule 2, each of the Creditors agrees to the amendment of the Principal Agreement on the terms set out in clause 3.1.

3	Amendments to each release

3.1	Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the form of the amended and restated Loan Agreement set out in schedule 4 (without certain of its schedules) and (as so amended) will continue to be binding upon the Creditors and the Borrowers upon such terms as so amended and restated (and the schedules thereto which are not appended to it in this schedule shall remain the same as are appended to the Principal Agreement).

3.2	Continued force and effect

Save as amended and restated by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditors that:
4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Corporate Guarantee were true and correct on the dates of the Principal Agreement and the Corporate Guarantee, respectively, and are true and correct, including to the extent that they have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of their respective obligations under, and compliance with the provisions of, the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.
4.2	Repetition of representations and warranties

Each of the representations and warranties contained in (a) clause 4.1 of this Agreement, (b) clause 7 of the Principal Agreement and (c) clause 4 of the Corporate Guarantee shall be deemed repeated by each of the Relevant Parties, in each case on the Effective Date as if made with reference to the facts and circumstances existing on such day and subject to clause 3.1.

5	Conditions

5.1	Documents and evidence

The consent of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative, on or before the Effective Date, of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.

5.2	General conditions precedent

The agreement of the Creditors referred to in clause 2 shall be further subject to:
5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default having occurred and continuing at the time of the Effective Date.
5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Creditors and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part with or without conditions.

6	Relevant Parties’ confirmation

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement as set out in clause 3 and further acknowledges and agrees, for the avoidance of doubt, that:

6.1	each of the Security Documents to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the amendments made to the Principal Agreement contained in this Agreement; and

6.2	with effect from the Effective Date:
(a)	references to “the Agreement” or “the Loan Agreement” in any of the other Security Documents to which it is a party shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers thereunder; and

(b)	in any of the Security Documents (other than the Loan Agreement) (i) references to the “Phoenix Mortgage”, the “Phoenix General Assignment”, the “Phoenix Charter Assignment” and the “Phoenix Manager’s Undertaking” shall be references to the “Free Hero Mortgage”, the “Free Hero General Assignment”, the “Free Hero Charter Assignment” and the “Free Hero Manager’s Undertaking” and (ii) in any of the Security Documents (other than the Loan Agreement) references to be the “Goddess Mortgage”, the “Goddess General Assignment”, the “Goddess Charter Assignment” and the “Goddess Manager’s Undertaking” shall be references to be “Free Jupiter Mortgage”, the “Free Jupiter General Assignment”, the “Free Jupiter Charter Assignment” and the “Free Jupiter Manager’s Undertaking”.
7	Expenses

7.1	Expenses

The Borrowers agree to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:
7.1.1	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and of any amendment or extension of or the granting of any waiver or consent under this Agreement; and

7.1.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or otherwise in respect of the monies owing and obligations incurred under this Agreement, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).
7.2	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

7.3	Stamp and other duties

The Borrowers agree to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 17.1 of the Loan Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address indicated for the “Borrowers” in the said clause 17.1.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Borrowers’ obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that any of the other Borrowers which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against any of the other Borrowers whether or not the deficiency is known to the Creditors or any of them. The Creditors shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Creditors or any of them against any of the other Borrowers.

9	Applicable law

9.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement against the Relevant Parties or any of them or any of their respective assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Atlas Maritime Services Ltd. at present of Enterprise House, 113-115 George Lane, London EL8 1AB, London to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of a Creditor to take proceedings against the Relevant Parties or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Relevant Parties or any of them may have against any Creditor arising out of or in connection with this Agreement.

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
Names and addresses of the Banks

Name	Address and fax number

HSH Nordbank AG	Lending Office

HSH Nordbank AG
Gerhart-Hauptmann Platz 50
20095 Hamburg
Germany

Address for Notices

HSH Nordbank AG
Gerhart-Hauptmann Platz 50
20095 Hamburg
Germany

	Fax:	+49 40 3333 34118
	Attn:	Jan Herzel

Schedule 2
Documents and evidence required as conditions precedent
(referred to in clause 5.1)
1	Corporate authorisations

In relation to each of the Relevant Parties:
(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that Relevant Party or a certificate by the secretary of such Relevant Party confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such Relevant Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party as:
(1)	being true and correct;

(2)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party each duly convened and held;

(3)	not having been amended, modified or revoked; and

(4)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;
2	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3	New Intercreditor Deed

the New Intercreditor Deed duly executed;

4	Legal opinions

such legal opinions in relation to the laws of the Republic of the Marshall Islands and any other legal opinions as the Agent shall in its sole discretion require;

5	Borrowers’ process agent

an original of a letter from the Borrowers’ agent for receipt of service of proceedings accepting its appointment under this Agreement, and under any of the other Relevant Documents to which any of the Borrowers is a party, as the Borrowers’ process agent;

6	Relevant Parties’ process agent

an original of a letter from each Relevant Party’s agent for receipt of service of proceedings accepting its appointment under each of the Relevant Documents to which such Relevant Party is a party, as such Relevant Party’s process agent; and

7	Further matters or opinions

any such other matter or opinion as may be required by the Agent.

Schedule 3
New Intercreditor Deed

Schedule 4
Amended and restated Loan Agreement

EXECUTED as a DEED	)
by	)
for and on behalf of	)	______________________
ADVENTURE EIGHT S.A.	)	Attorney-in-fact
in the presence of:	)

_______________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	______________________
ADVENTURE FIVE S.A.	)	Attorney-in-fact
in the presence of:	)

_______________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	______________________
ADVENTURE SEVEN S.A.	)	Attorney-in-fact
in the presence of:	)

_______________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	______________________
ADVENTURE SIX S.A.	)	Attorney-in-fact
in the presence of:	)

_______________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	______________________
HSH NORDBANK AG	)	Attorney-in-fact
as Bank and Swap Provider	)
in the presence of:	)

_______________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	______________________
HSH NORDBANK AG	)	Attorney-in-fact
as Arranger, Agent, Security Agent and Account Bank	)
in the presence of:	)

_______________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	______________________
FREESEAS INC.	)	Attorney-in-Fact
in the presence of:	)

_______________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	______________________
FREE BULKERS S.A.	)	Attorney-in-Fact
in the presence of:	)

_______________________
Witness
Name:
Address:
Occupation: